As filed with the Securities and Exchange Commission on May 30, 2012
Registration No. 333-76783

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

SPRINT NEXTEL CORPORATION
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation or organization)	48-0457967 (I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas 66251
(Address of principal executive offices) (Zip Code)
________________________

SPRINT NEXTEL CORPORATION
MANAGEMENT INCENTIVE STOCK OPTION PLAN
(Full title of the Plan)
________________________

Charlie R. Wunsch, Esq.
General Counsel and Corporate Secretary
Sprint Nextel Corporation
6200 Sprint Parkway
Overland Park, Kansas 66251
(800) 829-0965
(Name, address and telephone number, including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if smaller reporting company)	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed Maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Not applicable	Not applicable	Not applicable	Not applicable	Not applicable

This Registration Statement as originally filed related to the offering of 92,031 shares of FON Common Stock issuable upon exercise of options granted under the Management Incentive Stock Option Plan (the “Plan”), and the offering of 53,777 shares of PCS Common Stock issuable upon exercise of options granted under the Plan. No shares of FON Common Stock were issued before the two-for-one split of FON Common Stock in the 1999 second quarter, leaving all 92,031 shares of FON Common Stock. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock remaining under the Registration Statement to 184,062 shares of FON Common Stock. No shares of PCS Common Stock were issued before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving all 53,777 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock remaining under the Registration Statement to 107,554 shares of PCS Common Stock.

On February 28, 2004, the company's Board of Directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004. Following the recombination of the PCS Common Stock and the FON Common Stock, the remaining shares of PCS Common Stock were deregistered.

In connection with the merger of Nextel Communications, Inc. with and into a subsidiary of Sprint Corporation in August 2005, Sprint Corporation amended its Articles of Incorporation to change its name to Sprint Nextel Corporation and to redesignate its FON Common Stock as common stock.

The Plan provides that no awards may be granted pursuant to the Plan after April 18, 2005. No awards remain outstanding under the Plan. Accordingly, Sprint Nextel Corporation hereby deregisters the 184,062 shares of the Common Stock registered under this Registration Statement, all of which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 30th day of May, 2012.
SPRINT NEXTEL CORPORATION

By     /s/ Stefan K. Schnopp
Stefan K. Schnopp, Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title		Date

*	President, Chief Executive Officer & Director	)
(Daniel E. Hesse)	(Principal Executive Officer))
)
)
*	Chief Financial Officer	)	May 30, 2012
(Joseph J. Euteneuer)	(Principal Financial Officer)	) )
)
*	Vice President & Controller	)
(Ryan H. Siurek)	(Principal Accounting Officer))
)
)
*	Chairman of the Board	)
(James H. Hance, Jr.))
)
)
*		)
(Robert R. Bennett)	Director	)
)
)
*		)
(Gordon M. Bethune)	Director	)
)
)
*		)
(Larry C. Glasscock)	Director	)
)
)
*	Director	)
(V. Janet Hill))
)
)
*	Director	)
(Frank Ianna))

)
)
*	Director	)
(Sven-Christer Nilsson))
)
)
	Director	)
(William R. Nuti))
)
)
*	Director	)
(Rodney O'Neal))

*The undersigned by signing his name hereto does sign and execute this registration statement on Form S-8 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant.

By:	/s/ Stefan K. Schnopp
Assistant Secretary Attorney-in-Fact

EXHIBIT INDEX

(24) Power of Attorney

Power of Attorney (incorporated by reference to Exhibit 24 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 6, 2012.)